                                    CENTRAL PARK

                                  LEASE AGREEMENT

                                   BY AND BETWEEN

           ZML-CENTRAL PARK, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY

                                    ("LANDLORD")


                                        AND


                        ACTAMED CORP., A GEORGIA CORPORATION
                                     ("TENANT")

                                       DATED

                                  NOVEMBER 6, 1995

                                        FOR

                                  SUITE NUMBER 400
                                  SUITE NUMBER 600

                                     CONTAINING

                     41,292 SQUARE FEET OF RENTABLE FLOOR AREA

                                  AT BUILDING 7000

                                  TERM: 60 MONTHS

                                  TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
 1.  Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
 2.  Lease of Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
 3.  Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
 4.  Possession. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
 5.  Rental Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
 6.  Base Rental . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
 7.  Rental Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
 8.  Additional Rental . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
 9.  Operating Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
10.  Tenant Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
11.  Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
12.  Late Charges. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
13.  Use Rules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
14.  Alterations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
15.  Repairs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
16.  Landlord's Right of Entry . . . . . . . . . . . . . . . . . . . . . . . . 7
17.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
18.  Waiver of Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . 7
19.  Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
20.  Waiver of Breach. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
21.  Assignment and Subletting . . . . . . . . . . . . . . . . . . . . . . . . 8
22.  Destruction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
24.  Services by Landlord. . . . . . . . . . . . . . . . . . . . . . . . . . .10
25.  Attorneys' Fees and Homestead . . . . . . . . . . . . . . . . . . . . . .10
26.  Time. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
27.  Subordination and Attornment. . . . . . . . . . . . . . . . . . . . . . .10
28.  Estoppel Certificates . . . . . . . . . . . . . . . . . . . . . . . . . .11
29.  No Estate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
30.  Cumulative Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
31.  Holding Over. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
32.  Surrender of Premises . . . . . . . . . . . . . . . . . . . . . . . . . .11
33.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
34.  Damage or Theft of Personal Property. . . . . . . . . . . . . . . . . . .11
35.  Eminent Domain. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
36.  Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
39.  Force Majeure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
40.  Landlord's Liability. . . . . . . . . . . . . . . . . . . . . . . . . . .13
41.  Landlord's Covenant of Quiet Enjoyment. . . . . . . . . . . . . . . . . .13
42.  Security Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
43.  Hazardous Substances. . . . . . . . . . . . . . . . . . . . . . . . . . .13
44.  Submission of Lease . . . . . . . . . . . . . . . . . . . . . . . . . . .14
45.  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
46.  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
47.  Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
48.  Broker. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
49.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
50.  Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
51.  Joint and Several Liability . . . . . . . . . . . . . . . . . . . . . . .14
52.  Special Stipulations. . . . . . . . . . . . . . . . . . . . . . . . . . .14

     RULES AND REGULATIONS
     EXHIBIT "A" - Legal Description
     EXHIBIT "B" - Floor Plan
     EXHIBIT "C" - Supplemental Notice
     EXHIBIT "D" - Landlord's Construction
     EXHIBIT "E" - Building Standard Services
     EXHIBIT "F" - Special Stipulations

                                  LEASE AGREEMENT

     THIS LEASE AGREEMENT ("Lease") is made and entered into this 6th day of November 1995, by and between Landlord and Tenant.

                                 W I T N E S S E T H:
1. CERTAIN DEFINITIONS. For purposes of this Lease, the following terms shall have the meanings hereinafter ascribed thereto:

     (a)  LANDLORD: The Equitable Life Assurance Society of the United States

     (b)  LANDLORD'S ADDRESS:               LANDLORD'S ADDRESS FOR PAYMENTS:
          c/o Equity Office Holding,        c/o Equity Office Properties, L.L.C.
           L.L.C.                           Suite 1040
          Two North Riverside Plaza         7000 Central Parkway, N.E.
          22nd Floor                        Atlanta, Georgia 30328
          Chicago, Illinois  60606
          Attention:  General Counsel

     (c)  TENANT: ActaMed Corp., a Georgia corporation

     (d)  TENANT'S ADDRESS:

          Suite 400
          7000 Central Parkway
          Atlanta, Georgia 30328
          Attn:  Chief Financial Officer

     (e)  BUILDING ADDRESS:

          7000 Central Parkway
          Atlanta, Georgia 30328

     (f)  SUITE NUMBERS:

          Suite 400: 25,331 rentable square feet
          Suite 600: 15,961 rentable square feet

          Total: 41,292 rentable square feet

     (g)  RENTABLE FLOOR AREA OF DEMISED PREMISES:

          Total 41,292 square feet.

     (h)  RENTABLE FLOOR AREA OF BUILDING: 410,490 square feet.

     (i)  LEASE TERM: Suite 400 - 60 months
                      Suite 600 - 55 months

     (j) BASE RENTAL RATE: $19.95 per square foot of Rentable Floor Area of Demised Premises per year.

     (k)  RENTAL COMMENCEMENT DATE: Suite 400 - August 1, 1996
                                    Suite 600 - January 1, 1997


See Special Stipulation No. 34.

     (l) TENANT IMPROVEMENT ALLOWANCE: $7.83 per square foot of rentable floor area in Demised Premises.

     See Special Stipulation No. 11.

     (m)  SECURITY DEPOSITS:

            (i) $43,875.04 [Article 42(a)].
           (ii) $      N/A [Article 42(b)].

     (n)  BROKER(S): CB Commercial Real Estate Group, Inc.

     2. LEASE OF PREMISES. Landlord, in consideration of the covenants and agreements to be performed by Tenant, and upon the terms and conditions hereinafter stated, does hereby rent and lease unto Tenant, and Tenant does hereby rent and lease from Landlord, certain premises (the "Demised Premises") in the building (the "Building") located on that certain tract of land (the "Land") more particularly described on EXHIBIT "A" attached hereto and by this reference made a part hereof, which Demised Premises are outlined in red or cross-hatched on the floor plan attached hereto as EXHIBIT "B" and by this reference made a part hereof, with no easement for light, view or air included in the Demised Premises or being granted hereunder. The "Project" is comprised of the Building, the Land, the Building's parking facilities, any walkways, covered walkways, tunnels or other means of access to the Building and the Building's parking facilities, all common areas, including any lobbies or plazas, and any other improvements or landscaping on the Land.

     3. TERM. The term of this Lease (the "Lease Term") shall commence on the date first hereinabove set forth (the "Term Commencement Due"), and, unless sooner terminated as provided in this Lease, shall end on the expiration of the period designated in Article 1(i) above, which period shall commence on the Rental Commencement Date, unless the Rental Commencement Date shall be other than the first day of a calendar month, in which event such period shall commence on the first day of the calendar month following the month in which the Rental Commencement Date occurs. Promptly after the Rental Commencement Date, Landlord or Landlord's agent shall send to Tenant a Supplemental Notice in the form of EXHIBIT "C" attached hereto and by this reference made a part hereof, specifying the Rental Commencement Date, the date of expiration of the Lease Term in accordance with Article 1(i) above and certain other matters as therein set forth. Notwithstanding anything herein to the contrary, if the Additional Space is not substantially complete within sixty (60) days after the scheduled Rental Commencement Date, Tenant shall have the option of terminating this Lease upon written notice to Landlord, provided that if any delay in Landlord's completion of the Demised Premises shall be caused by Tenant the deadline for substantial completion shall be adjusted accordingly.

See Special Stipulation No. 34.

     4. POSSESSION. The obligations of Landlord and Tenant with respect to the initial leasehold improvements to the Additional Space are set forth in EXHIBIT "D" attached hereto and by this reference made a part hereof. Taking of possession by Tenant of the Additional Space shall be deemed conclusively to establish that Landlord's construction obligations with respect to the Additional Space have been completed in accordance with the plans and specifications approved by Landlord and Tenant and that the Additional Space, to the extent of Landlord's construction obligations with respect thereto, are in good and satisfactory condition, except as to latent defects and any items Tenant notifies Landlord of in writing within ten (10) days of Tenant's taking possession of the Additional Space. Landlord shall repair any such defects and items within a reasonable period following receipt of notice from Tenant.

     5.   RENTAL PAYMENTS.

          (a) Commencing on the Rental Commencement Date, and continuing thereafter throughout the Lease Term, Tenant hereby agrees to pay all Rent due and payable under this Lease. As used in this Lease, the term "Rent" shall mean the Base Rental, Rental Adjustment, Tenant's Forecast Additional Rental, Tenant's Additional Rental, and any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure on Tenant's part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant. Base Rental, together with Tenant's Forecast Additional Rental, shall be due and payable in twelve (12) equal installments on the first day of each calendar month, commencing on the Rental Commencement Date and continuing thereafter throughout the Lease Term and any extensions or renewals thereof. Tenant hereby agrees to pay such Rent to Landlord at Landlord's address as provided herein (or such other address as may be designated by Landlord from time to time) monthly in advance. Tenant shall pay all Rent and other sums of money as shall become due from and payable by Tenant to Landlord under this Lease at the times and in the manner provided in this Lease, without demand, set-off or counterclaim, except as specifically set forth in this Lease.

          (b) If the Rental Commencement Date is other than the first day of a calendar month or if this Lease terminates on a day other than the last day of a calendar month, then the installments of Base Rental and Tenant's Forecast Additional Rental for such month or months shall be prorated on a daily basis and the installment or installments so prorated shall be paid in advance. Also, if the Rental Commencement Date occurs on a day other than the first day of a calendar year, or if this Lease expires or is terminated on a day other than the last day of a calendar year, Tenant's Additional Rental shall be prorated for such commencement or termination year, as the case may be, by multiplying such Tenant's Additional Rental by a fraction, the numerator of which shall be the number of days of the Lease Term (from and after the Rental Commencement Date) during the commencement or expiration or termination year, as the case may be, and the denominator of which shall be 365, and the calculation described in
Article 8 hereof shall be made as soon as possible after the expiration or termination of this Lease, Landlord and Tenant hereby agreeing that the provisions relating to said calculation shall survive the expiration or termination of this Lease, by not more than three (3) years.

     6. BASE RENTAL. From and after the applicable Rental Commencement Date, Tenant shall pay to Landlord a base annual rental (herein called "Base Rental") equal to the Base Rental Rate set forth in Article 1(j) above multiplied by the Rentable Floor Area of the portion of the Demised Premises as set forth in
Article 1(f) above.

     7.   RENTAL ADJUSTMENT.

          (a) Tenant shall pay to Landlord as additional rental a rental adjustment (the "Rental Adjustment") which shall be determined as of the first anniversary of the Rental Commencement Date and as of each January 1 thereafter during the Lease Term in the manner hereinafter provided (each such date being hereinafter in this Article 7 called an "Adjustment Date", and each period of time from any given Adjustment Date through the day before the next succeeding Adjustment Date being herein called an "Adjustment Period"). Each such Rental Adjustment shall be payable in monthly installments in advance on the first day of every such calendar month during the Adjustment Period for which such Rental Adjustment was determined. A prorated monthly installment, based on the number of days in the partial month, shall be paid for any fraction of a month if the Rental Commencement Date falls on any day other than the first day of a calendar month, or if the Lease Term is terminated or expires on any other day than the last day of a calendar month. Landlord shall use reasonable efforts to notify Tenant in writing of the monthly amount of the Rental Adjustment for each Adjustment Period at least ten (10) days prior to the date on which the first installment of such Rental Adjustment is due and payable, or as soon thereafter as is practicable. Failure by Landlord to notify Tenant of the monthly amount of such Rental Adjustment shall not prejudice Landlord's right to collect the full amount of such Rental Adjustment, nor shall Landlord be deemed to have forfeited or surrendered its rights to collect such Rental Adjustment which may have become due pursuant to this Article 7, and Tenant agrees to pay within thirty (30) days after notice all accrued but unpaid Rental Adjustment.

          (b) For each Adjustment Period, each monthly installment of the Rental Adjustment shall be an amount equal to one-twelfth (1/12th) of the product of: (i) the annual Base Rental set forth in Article 6 hereof, multiplied by (ii) .50, multiplied by (iii) the "percentage increase" (as hereinafter defined), if any, in the "index" (as hereinafter defined), as such percentage increase is determined with respect to the Adjustment Date beginning such Adjustment Period.

          (c) For purposes of Articles 7(a) and (b) above, the "percentage increase," if any, in the Index for each Adjustment Date shall mean and equal the quotient (expressed as a decimal) determined by dividing (i) the difference obtained by subtracting the Index for the calendar month in which the Rental Commencement Date falls from the Index for the calendar month of October immediately preceding the Adjustment Date in question [if the difference so obtained is negative, then this factor (i) shall be deemed to be zero], by (ii) the Index for the calendar month in which the Rental Commencement Date falls.

          (d) The term "Index" as used in Articles 7(b) and (c) above shall mean the Consumer Price Index for All Urban Consumers, U.S. City Average, All Items (1982-84 = 100), published by the Bureau of Labor Statistics of the United States Department of Labor. If the Bureau of Labor Statistics should discontinue the publication of the Index, or publish the same less frequently, or alter the same in some manner, then Landlord shall adopt a substitute Index or substitute procedure which reasonably reflects and monitors consumer prices.

          (e) Nothing contained in this Article 7 shall be construed at any time so to reduce the monthly installments of Base Rental payable hereunder below the amount set forth in Article 6 of this Lease. Notwithstanding anything contained in this Lease to the contrary, it is agreed that (i) the Rental Adjustment for any given Adjustment Period shall not be less than the Rental Adjustment for the immediately preceding Adjustment Period, and (ii) Tenant's payments pursuant to this Article 7 shall not be deemed payments of rent as that term is construed relative to governmental wage and price controls or analogous governmental actions affecting the amount of rent which Landlord may charge Tenant.

See Special Stipulation No. 3

     8.  ADDITIONAL RENTAL.

          (a) For purposes of this Lease, "Tenant's Forecast Additional Rental" shall mean Landlord's reasonable estimate of Tenant's Additional Rental for each calendar year or portion thereof during the Lease Term. If at any time it appears to Landlord that Tenant's Additional Rental for the current calendar year then at hand will vary from Landlord's estimate, Landlord shall have the right to revise, by notice to Tenant, its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate of Tenant's Additional Rental. Failure to make a revision contemplated by the immediately preceding sentence shall not prejudice Landlord's right to collect the full amount of Tenant's Additional Rental. "Prior to the Rental Commencement Date, and thereafter prior to the beginning of each calendar year during the Lease Term, including any extensions or renewals thereof, Landlord shall present to Tenant a statement of Tenant's Forecast Additional Rental for such calendar year; provided, however, that if such statement is not given prior to the beginning of any calendar year as aforesaid, Tenant shall continue to pay during the next ensuing calendar year on the basis of the amount of Tenant's Forecast Additional Rental payable during the calendar year just ended until the month after such statement is delivered to Tenant."

          (b) For purposes of this Lease, "Tenant's Additional Rental" shall mean for each calendar year (or portion thereof) during the Lease Term the excess of (x) the Operating Expense Amount (defined below) multiplied by the number of square feet of Rentable Floor Area of the Demised Premises, over
(y) the Operating Expense Stop (as hereinafter defined). As used herein, "Operating Expense Amount" shall mean an amount equal to the amount of Operating Expenses (as defined below) for such calendar year divided by the greater of (i) ninety-five percent (95%) of the number of square feet of Rentable Floor Area of the Building, or (ii) the total number of square feet of Rentable Floor Area occupied in the Building for such calendar year on an average annualized basis; provided, however, if the amount is calculated under (i) above, the Operating Expenses actually incurred with respect to such calendar year shall be adjusted to reflect the amount of Operating Expenses which would have been incurred if the Building were ninety-five percent (95%) occupied throughout such calendar year. As used herein, "Operating Expense Stop" shall be determined by calculating the Operating Expenses during the first twelve (12) months following the Rental Commencement Date for Suite 400.

          (c) Within one hundred fifty (150) days after the end of the calendar year in which the Rental Commencement Date occurs and of each calendar year thereafter during the Lease Term, or as soon thereafter as practicable, Landlord shall provide Tenant a statement showing the Operating

Expenses for said calendar year, as prepared by an authorized representative of Landlord, and a statement prepared by Landlord comparing Tenant's Forecast Additional Rental with Tenant's Additional Rental. In the event Tenant's Forecast Additional Rental exceeds Tenant's Additional Rental for said calendar year, Landlord shall credit such amount against the Forecast Additional Rental next due hereunder or, if the Lease Term has expired or is about to expire, promptly refund such excess to Tenant if Tenant is not in default under this Lease (in the instance of a default, such excess shall be held as additional security for Tenant's performance, may be applied by Landlord to cure any such default, and shall not be refunded until any such default is cured). In the event that the Tenant's Additional Rental exceeds Tenant's Forecast Additional Rental for said calendar year, Tenant shall pay Landlord, within thirty (30) days of receipt of the statement, an amount equal to such difference. The provisions of this Lease concerning the payment of Tenant's Additional Rental shall survive the expiration or earlier termination of this Lease.

          (d) Landlord's books and records pertaining to the calculation of Operating Expenses for any calendar year within the Lease Term may be audited by Tenant or its representatives at Landlord's office where Operating Expense records are kept, at Tenant's expense, at any time within ninety (90) days after Landlord's annual statement is delivered to Tenant for such calendar year; provided that Tenant shall give Landlord not less than thirty (30) days' prior written notice of any such audit. If Landlord's calculations of Tenant's Additional Rental for the audited calendar year was incorrect, then Tenant shall be entitled to a prompt refund of any overpayment or Tenant shall promptly pay to Landlord the amount of any underpayment, as the case may be.

See Special Stipulation No. 21.

     9.  OPERATING EXPENSES.

          (a) For the purposes of this Lease, "Operating Expenses" shall mean all expenses, costs and disbursements (but not specific costs billed or billable to specific tenants of the Building) of every kind and nature, computed on an accrual basis and in conformity with generally accepted accounting principles consistently applied, relating to or incurred or paid in connection with the ownership, management, operation, repair and maintenance of the Project, including but not limited to, the following:

               (1) wages, salaries and other costs of all on-site and off-site employees engaged either full or part time in the operation, management, maintenance or access control of the Project, including taxes, insurance and benefits relating to such employees, allocated based upon the time such employees are engaged directly in providing such services;

               (2) the cost of all supplies, tools, equipment and materials used in the operation, management, maintenance and access control of the Project;

               (3) the cost of all utilities for the Project, including but not limited to the cost of electricity, gas, water, sewer services and power for heating, lighting, air conditioning and ventilating;

               (4) the cost of all maintenance and service agreements for the Project and the equipment therein, including, but not limited to, security service, garage operators, window cleaning, elevator maintenance, HVAC maintenance, janitorial service, landscaping maintenance and customary landscaping replacement;

               (5) the cost of inspections, repairs and general maintenance of the Project;

               (6) amortization (together with reasonable financing charges, whether or not actually incurred) of the cost of acquisition and/or installation of capital investment items (including security equipment), amortized over their respective useful lives, which are installed for the purpose of reducing operating expenses (providing that such amortization charge shall not exceed the cost reduction attributable to the capital investment item for the related period), promoting safety, complying with governmental requirements, or maintaining the first-class nature of the Project;

               (7) the cost of casualty, rental loss, liability and other insurance applicable to the Project and Landlord's personal property used in connection therewith;

               (8) the cost of trash and garbage removal, vermin extermination, and snow, ice and debris removal;

               (9) the cost of legal and accounting services incurred by Landlord in connection with the management, maintenance, operation and repair of the Project, excluding the owner's or Landlord's general accounting, such as partnership statements and tax returns, and excluding services described in Article 9(b)(14) below;

              (10) all taxes, assessments and governmental charges, whether or not directly paid by Landlord, whether federal, state, country or municipal and whether they be by taxing districts or authorities presently taxing the Project or by others subsequently created or otherwise, and any other taxes and assessments attributable to the Project or its operation (and the costs of monitoring and contesting any of the same), including business license taxes and fees (all of the foregoing are herein sometimes collectively referred to as "Taxes"), excluding, however, taxes and assessments imposed on the personal property of the tenants of the Project, federal and state taxes on income, death taxes, franchise taxes, and any taxes (other than business license taxes and fees) imposed or measured on or by the income of Landlord from the operation of the Project; provided, however, that if at any time during the Lease Term, the present method of taxation or assessment shall be so changed that the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon shall be discontinued and as a substitute therefor, or in lieu of or in addition thereto, taxes, assessments, levies, impositions or charges shall be levied, assessed and/or imposed wholly or partially as a capital levy or otherwise on the rents received from the Project or the rents reserved herein or any part thereof, then such substitute or additional taxes, assessments, levies, impositions or charges, to the extent so levied, assessed or imposed, shall be deemed to be included within the Operating Expenses to the extent that such substitute or additional tax would be payable if the Project were the only property of the Landlord subject to such tax; and it is agreed that Tenant will be responsible for ad valorem taxes on its personal property and on the value of the leasehold improvements in the Demised Premises to the extent that the same exceed building standard allowances, if said taxes are based upon an assessment which includes the cost of such leasehold improvements in excess of building standard allowances (and if the taxing authorities do not separately assess Tenant's leasehold improvements, Landlord may make an appropriate allocation of the ad valorem taxes allocated to the Project to give effect to this sentence) (for purposes of this subparagraph only, "building standard allowances" shall mean the improvements which exist in the Demised Premises as of the Term Commencement Date plus all additional improvements constructed using the Tenant Improvement Allowances);

               (11) the cost of operating the management office for the Project, including cost of office supplies, telephone expenses and non-capital investment equipment and amortization (together with reasonable financing charges) of the cost of capital investment equipment; and

               (12) management fees consistent with those charged for comparable buildings in the north central submarket of Atlanta, Georgia.

     Tenant acknowledges that the Project is part of a development, which will or may include other improvements and that the costs of management, operation and maintenance of the development shall, from time to time, be allocated among and shared by two or more of the improvements in the development (including the Project). The determination of such costs and their allocation shall be made by Landlord in its reasonable discretion. In addition, Landlord reserves the right to recompute and adjust the base year of any component of Operating Expenses at any time during the Lease Term as a result of any reallocation within the Project. Accordingly, the term "Operating Expenses" as used in this Lease shall, from time to time, include some costs, expenses and taxes enumerated above which were incurred with respect to other improvements in the development but which were allocated to and shared by the Project in accordance with the foregoing. Notwithstanding the foregoing, Tenant understands and agrees that its right to use other portions of the development of which the Project is a part are those available to the general public and that this Lease does not grant to Tenant additional rights of use.

          (b) For purposes of this Lease, and notwithstanding anything in any other provision of this Lease to the contrary, "Operating Expenses" shall not include the following:

               (1) the cost of any special work or service performed for any tenant (including Tenant) at such tenant's cost;

               (2) the cost of installing, operating and maintaining any specialty service, such as an observatory, broadcasting facility, luncheon club, restaurant, cafeteria, retail store, sundry shop, newsstand, or concession, but only to the extent such costs exceed those which would normally be expected to be incurred had such space been general office space;

               (3)  the cost of correcting defects in construction;

               (4) compensation paid to officers and executives of Landlord (but it is understood that the on-site building manager and other on-site employees below the grade of building manager may carry a title such as vice president and the salaries and related benefits of these officers/employees of Landlord would be allowable Operating Expenses under Article 9[a][1] above);

               (5) the cost of any items for which Landlord is reimbursed by insurance, condemnation or otherwise, except for costs reimbursed pursuant to provisions similar to Articles 8 and 9 hereof;

               (6) the cost of any additions, changes, replacements and other items which are made in order to prepare for a new tenant's occupancy;

               (7) the cost of repairs incurred by reason of fire or other casualty;

               (8) insurance premiums to the extent Landlord may be directly reimbursed therefor, except for premiums reimbursed pursuant to provisions similar to Articles 8 and 9 hereof;

               (9) interest on debt or amortization payments on any mortgage or deed to secure debt (except to the extent specifically permitted by Article 9[a]) and rental under any ground lease or other underlying lease;

               (10) any real estate brokerage commissions or other costs incurred in procuring tenants or any fee in lieu of such commission;

               (11) any advertising expenses incurred in connection with the marketing of any rentable space;

               (12) rental payments for base building equipment such as HVAC equipment and elevators;

               (13) any expenses for repairs or maintenance which are covered by warranties and service contracts, to the extent such maintenance and repairs are made at no cost to Landlord;

               (14) legal expenses arising out of the construction of the improvements on the Land or the enforcement of the provisions of any lease affecting the Land or Building, including without limitation this Lease; and

               (15) amortization or depreciation of the cost of acquisition of the Building, project and any improvements thereto (other than those described in section 9(a)(6).

See Special Stipulation No. 22.

     10. TENANT TAXES. Tenant shall pay promptly when due all taxes directly or indirectly imposed or assessed upon Tenant's gross sales, business operations, machinery, equipment, trade fixtures and other personal property or assets, whether such taxes are assessed against Tenant, Landlord or the Building. In the event that such taxes are imposed or assessed against Landlord or the Building, Landlord shall furnish Tenant with all applicable tax bills, public charges and other assessments or impositions and Tenant shall forthwith pay the same either directly to the taxing authority or, at Landlord's option, to Landlord.

     11. PAYMENTS. All payments of Rent and other payments to be made to Landlord shall be made on a timely basis and shall be payable to Landlord or as Landlord may otherwise designate. All such payments shall be mailed or delivered to Landlord's Address designated in Article 1(b) above or at such other place as Landlord may designate from time to time in writing. If mailed, all payments shall be mailed in sufficient time and with adequate postage thereon to be received in Landlord's account by no later than the due date for such payment.

     12. LATE CHARGES. Any Rent or other amounts payable to Landlord under this Lease, if not paid by the fifth day of the month for which such Rent is due, or by the due date specified on any invoices from Landlord for any other amounts payable hereunder, shall incur a late charge of Fifty Dollars ($50.00) for Landlord's administrative expense in processing such delinquent payment and in addition thereto shall bear interest at the rate of fifteen percent (15%) per annum from and after the due date for such payment. Notwithstanding anything to the contrary contained in this Lease, in no event shall the rate of interest payable on any amount due under this Lease exceed the legal limits for such interest enforceable under applicable law.

     13. USE RULES. The Demised Premises shall be used for executive, general administrative and office space purposes, including, without limitation, sales offices, training facilities for Tenant's customers and employees, ancillary kitchen facilities (including use of vending machines), and no other purposes and in accordance with all applicable laws, ordinances, rules and regulations of governmental authorities and the Rules and Regulations attached hereto and made a part hereof. Tenant covenants and agrees that it will, at its expense, comply with all laws, ordinances, orders, directions, requirements, rules and regulations of all governmental authorities (including Federal, State, county and municipal authorities), now in force or which may hereafter be in force ("Legal Requirements"), which shall impose any duty upon Landlord or Tenant with respect to the use, occupancy or alteration of the Demised Premises, and of all insurance bodies applicable to the Demised Premises or to the Tenant's use or occupancy thereof. Notwithstanding the foregoing, nothing in this Lease shall be construed to require Tenant to make any structural repairs, alterations or modifications to the Demised Premises, the Building (including the bathrooms and Common Areas) or the Project, in connection with any Legal Requirements. Tenant covenants and agrees to abide by the Rules and Regulations in all respects as now set forth and attached hereto or as hereafter promulgated by Landlord, provided that such rules do not materially and adversely affect Tenant's rights hereunder. Landlord shall have the right at all times during the Lease Term to publish and promulgate and thereafter enforce such rules and regulations or changes in the existing Rules and Regulations as it may reasonably deem necessary in its sole discretion to protect the tenantability, safety, operation, and welfare of the Demised Premises and the Project.

See Special Stipulation No. 27.

     14. ALTERATIONS. Except for any initial improvement of the Demised Premises pursuant to EXHIBIT "D", which shall be governed by the provisions of said EXHIBIT "D", Tenant shall not make, suffer or permit to be made any alterations, additions or improvements to or of the Demised Premises or any part thereof, or attach any fixtures or equipment thereto, without first obtaining Landlord's written consent. With respect to any alteration, addition or improvement which does not affect the structure of the Building, does not affect any of the Building's systems (e.g., mechanical, electrical or plumbing), does not diminish the capacity of such Building systems available to other portions of the Building, is not visible from the common areas or exterior of the Building, and is in full compliance with all laws, orders, ordinances, directions, requirements, rules and regulations of all governmental authorities. Landlord's consent shall not be unreasonably withheld (and Landlord's consent shall not be required if the cost of the aforesaid type of alteration is less than $15,000.00). Any such alterations, additions or improvements to the Demised Premises consented to by Landlord shall be made by Landlord or under Landlord's supervision for Tenant's account and Tenant shall reimburse Landlord for all costs thereof (including a reasonable charge for Landlord's overhead), as Rent, within ten (10) days after receipt of a statement. All such alterations, additions and improvements (except for Tenant's trade fixtures and computer and electronic equipment) shall become Landlord's property at the expiration or earlier termination of the Lease Term and shall remain on the Demised Premises without compensation to Tenant unless Landlord elects by notice to Tenant to have Tenant remove such alterations, additions and improvements, in which event, notwithstanding any contrary provisions respecting such alterations, additions and improvements contained in Article 32 hereof, Tenant shall promptly restore, at its sole cost and expense, the Demised Premises to its condition prior to the installation of such alterations, additions and improvements, normal wear and tear excepted. Tenant shall under no circumstances be required to remove any alterations, additions and improvements which are part of the initial improvement of the Demised Premises which do not require Landlord's consent, or which are made with Landlord's consent (unless the removal requirement is specified by Landlord at the time of initial approval).

See Special Stipulation No. 39.

     15. REPAIRS.

          (a) Landlord shall maintain in good order and repair, subject to normal wear and tear and subject to casualty and condemnation, the Building (excluding the Demised Premises, other than the structural portions thereof, and other portions of the Building leased to other tenants, other than the structural portions thereof), the Building parking facilities, the public areas and the landscaped areas. Notwithstanding the foregoing obligation, the cost of any repairs or maintenance to the foregoing necessitated by the intentional acts or negligence of Tenant or its agents, contractors, employees, invitees, licensees, tenants or assigns, shall be borne solely by Tenant and shall be deemed Rent hereunder and shall be reimbursed by Tenant to Landlord upon demand. Landlord shall not be required to make any repairs or improvements to the Demised Premises except structural repairs necessary for safety and tenantability.

          (b) Tenant covenants and agrees that it will take good care of the Demised Premises and all alterations, additions and improvements thereto and will keep and maintain the same in good condition and repair, except for normal wear and tear (Covered Repairs" (as defined in Special Stipulation No.
36), condemnation and casualty. To the fullest extent permitted by law, Tenant hereby waives all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Demised Premises as may be provided by any law, statute or ordinance now or hereafter in effect. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Demised Premises or any part thereof, except as specifically and expressly herein set forth.

     16. LANDLORD'S RIGHT OF ENTRY. Landlord shall retain duplicate keys to all doors of the Demised Premises and Landlord and its agents, employees and independent contractors shall have the right to enter the Demised Premises at reasonable hours to inspect and examine same, to make repairs, additions, alterations and improvements, to exhibit the Demised Premises to mortgagees, prospective mortgagees, purchasers or tenants, and to inspect the Demised Premises to ascertain that Tenant is complying with all of its covenants and obligations hereunder, all without being liable to Tenant in any manner whatsoever for any damages arising therefrom, unless caused by Landlord's negligence or willful misconduct; provided, however, that Landlord shall, except in case of emergency, afford Tenant such prior notification of any entry into the Demised Premises as shall be reasonably practicable under the circumstances. Landlord shall be allowed to take into and through the Demised Premises any and all materials (except hazardous substances as defined in Article 43) that may be required to make such repairs. During such time as such work is being carried on, in or about the Demised Premises, the Rent provided herein shall not abate, and Tenant waives any claim or cause of action against Landlord for damages by reason of interruption of Tenant's business or loss of profits therefrom because of the prosecution of any such work or any part thereof.

See Special Stipulation No. 23.

     17. INSURANCE. Tenant shall procure at its expense and maintain throughout the Lease Term a policy or policies of commercial property insurance, issued on an "all risks" basis insuring the full replacement cost with a reasonable deductible amount of its furniture, equipment, supplies and other property owned, leased, held or possessed by it and contained in the Demised Premises, together with the excess value of the improvements to the Demised Premises over the "building standard allowances" as defined in subparagraph 9(a)(10) (with a replacement cost endorsement sufficient to prevent Tenant from becoming a co-insurer), and workmen's compensation insurance as required by applicable law. Tenant shall also procure at its expense and maintain throughout the Lease Term a policy or policies of commercial general liability insurance, written on an occurrence basis and insuring Tenant, and naming as an additional insured, Landlord and any mortgagee identified by written notice to Tenant, against any and all liability for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done on the Demised Premises by Tenant or its agent or contractors, or arising out of the use or occupancy of the Demised Premises, or in any way occasioned by or arising out of the activities of Tenant, its agents, contractors, employees, guests or licensees in the Demised Premises, or other portions of the Building or the Project, the limits of such policy or policies to be in combined single limits for both damage to property and personal injury and in amounts not less than Three Million Dollars ($3,000,000.00) for each occurrence. Such insurance shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in this Lease. Landlord shall keep and maintain in effect fire insurance with extended coverage in an amount equal to at least eighty percent (80%) of the insurable amount of the Building. Such insurance company (an "Eligible Company") shall be solvent, authorized to do business in Atlanta, Georgia, and be acceptable to prudent landlords of first class office buildings in the Atlanta, Georgia, area similar to the Building. Landlord shall keep and maintain comprehensive general liability insurance, including contractual liability coverage issued by an Eligible Company. The insurance policies evidencing the coverages described above shall contain such terms and conditions as similar policies obtained by landlords of similar first class office buildings in the Atlanta, Georgia, area. All insurance policies procured and maintained by Tenant pursuant to this
Article 17 shall name Landlord and any mortgagee as additional insured, shall be carried with companies licensed to do business in the State of Georgia reasonably satisfactory to Landlord and shall be non-cancelable and not subject to material change except after twenty (20) days' written notice to Landlord. Duly executed certificates of insurance with respect to such policies, accompanied by proof of payment of the premium therefor, shall be delivered to Landlord prior to the Rental Commencement Date, and renewals of such policies shall be delivered to Landlord at least thirty (30) days prior to the expiration of each respective policy term.

     18. WAIVER OF SUBROGATION. Landlord and Tenant shall each have included in all policies of commercial property insurance, commercial general liability insurance, and business interruption and other insurance respectively obtained by them pursuant to this Lease, a waiver by the insurer of all right of subrogation against the other in connection with any loss or damage thereby insured against. Any additional premium for such waiver shall be paid by the primary insured. To the full extent permitted by law, Landlord and Tenant each waives all right of recovery against the other for, and releases the other from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage or, in the event of self-insurance or a failure to insure, would be covered by the insurance required to be maintained under this Lease by the party seeking recovery.

     19.  DEFAULT

          (a) The following events shall be deemed to be events of default by Tenant under this Lease: (i) Tenant shall fail to pay any installment of Rent or any other charge or assessment against Tenant pursuant to the terms hereof within five (5) days following written notice by Landlord to Tenant of its failure to pay such installments, provided that Landlord shall not be obligated to send to Tenant such written notice more often than twice in any calendar year during the term hereof; (ii) Tenant shall fail to comply with any term, provision, covenant or warranty made under this Lease by Tenant, other than the payment of the Rent or any other charge or assessment payable by Tenant, and shall not cure such failure within twenty (20) days after notice thereof to Tenant; (iii) Tenant or any guarantor of this Lease shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file a petition in any proceeding seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or fail timely to contest the material allegations of a petition filed against it in any such proceeding; (iv) a proceeding is commenced against Tenant or any guarantor of this Lease seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, and such proceeding shall not have been dismissed within forty-five (45) days after the commencement thereof; (v) a receiver or trustee shall be appointed for the Demised Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease (unless such receiver is removed within thirty (30) days after appointment thereof); and (vi) Tenant shall do or permit to be done anything which creates a lien upon the Demised Premises or the Project and such lien is not removed or discharged within fifteen (15) days after the filing thereof. Notwithstanding the foregoing, in the case of a non-monetary default which is subject to cure but which cannot by its very nature be cured within said twenty (20) day period, Tenant shall be granted an additional period of time, not to exceed twenty-five (25) days, in which to effect such cure, provided Tenant promptly commences to cure such default and diligently pursues said cure to completion.

          (b) Upon the occurrence of any of the aforesaid events of default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever: (i) terminate this Lease, in which event Tenant shall immediately surrender the Demised Premises to Landlord and if Tenant fails to do so, Landlord may without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying said Demised Premises or any part thereof, in accordance with applicable law, without being liable for prosecution or any claim of damages therefor; Tenant hereby agreeing to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Demised Premises on satisfactory terms or otherwise; (ii) terminate Tenant's right of possession (but not this Lease) and enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying said Demised Premises or any part thereof, by entry (in accordance with applicable law), dispossessory suit or otherwise, without thereby releasing Tenant from any liability hereunder, without terminating this Lease, and without being liable for prosecution or any claim of damages therefor and, if Landlord so elects, make such alterations, redecorations and repairs as, in Landlord's judgment, may be necessary to relet the Demised Premises, and Landlord may, but shall be under no obligation to do so, relet the Demised Premises or any portion thereof in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be for a term extending beyond the Lease Term) and at such rental or rentals and upon such other terms as Landlord may deem advisable, with or without advertisement, and by private negotiations, and receive the rent therefor, Tenant hereby agreeing to pay to Landlord the deficiency, if any, between all Rent reserved hereunder and the total rental applicable to the Lease Term hereof obtained by Landlord re-letting, and Tenant shall be liable for Landlord's expenses in redecorating and restoring the Demised Premises and all costs incident to such re-letting, including broker's commissions and lease assumptions, and in no event shall Tenant be entitled to any rentals received by Landlord in excess of the amounts due by Tenant hereunder; or
(iii) enter upon the Demised Premises, in accordance with applicable law, without being liable for prosecution or any claim of damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses including, without limitation, reasonable attorneys' fees which Landlord may incur in this effecting compliance with Tenant's obligations under this Lease and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action. If this Lease is terminated by Landlord as a result of the occurrence of an event of default, Landlord may declare due and payable immediately an amount determined as follows: (x) the entire amount of Rent and other charges and assessments which would have become due and payable during the remainder of the Lease Term (including, without limitation, increases in Rent pursuant to Article 7 hereof), discounted to present value by using a discount factor of eight percent (8%) per annum, plus (y) all of Landlord's costs and expenses (including, without limitation, Landlord's expenses in redecorating and restoring the Demised Premises and all costs relating to such reletting, including broker's commissions and lease assumptions) reasonably incurred in connection with or related to the reletting of the Demised Premises, minus (z) the market rental value of the Demised Premises for the remainder of the Lease Term, based on Landlord's reasonable determination of both future rental value and the probability of reletting the Demised Premises for all or part of the remaining Term, discounted to present value by using a discount factor of eight percent (8%) per annum. Such payment shall not constitute a penalty or forfeiture but shall constitute liquidated damages for Tenant's failure to comply with the terms and provisions of this Lease (Landlord and Tenant agreeing that Landlord's exact damages in such event are impossible to ascertain and that the amount set forth above is a reasonable estimate thereof). For purposes of determining what could be collected by Landlord by reletting under this subsection, Landlord is not required to relet when other comparable space in the Building is available. The term "remaining Lease Term" as used in this subsection shall mean the period which otherwise would have (but for the termination of this Lease) constituted the balance of the Lease Term from the date of the termination of this Lease.

          (c) Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedy herein provided or any other remedy provided by law or at equity, nor shall pursuit of any remedy herein provided constitute an election of remedies thereby excluding the later election of an alternate remedy, or a forfeiture or waiver of any Rent or other charges and assessments payable by Tenant and due to Landlord hereunder or of any damages accruing to Landlord by reason of violation of any of the terms, covenants, warranties and provisions herein contained. No reentry or taking possession of the Demised Premises by Landlord or any other action taken by or on behalf of Landlord shall be construed to be an acceptance of a surrender of this Lease or an election by Landlord to terminate this Lease unless written notice of such intention is given to Tenant. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. In determining the amount of loss or damage which Landlord may suffer by reason of termination of this Lease or the deficiency arising by reason of any reletting of the Demised Premises by Landlord as above provided, allowance shall be made for the expense of repossession. Tenant agrees to pay to Landlord all costs and expenses incurred by Landlord in the enforcement of this Lease, including without limitation, the fees of Landlord's attorneys as provided in Article 25 hereof.

     20. WAIVER OF BREACH. No waiver of any breach of the covenants, warranties, agreements, provisions, or conditions contained in this Lease shall be construed as a waiver of said covenant, warranty, provision, agreement or condition or of any subsequent breach thereof, and if any breach shall occur and afterwards be compromised, settled or adjusted, this Lease shall continue in full force and effect as if no breach had occurred.

     21. ASSIGNMENT AND SUBLETTING. Tenant shall not, without the prior written consent of Landlord, assign this Lease or any interest herein or in the Demised Premises, or mortgage, pledge, encumber, hypothecate or otherwise transfer or sublet the Demised Premises or any part thereof or permit the use of the Demised Premises by any party other than Tenant. Consent to one or more such transfers or subleases shall not destroy or waive this provision, and all subsequent transfers and subleases shall likewise be made only upon obtaining the prior written consent of Landlord. Without limiting the foregoing prohibition, in no event shall Tenant assign this Lease or any interest herein, whether directly, indirectly or by operation of law, or sublet the Demised Premises or any part thereof or permit the use of the Demised Premises or any part thereof by any party if such proposed assignment, subletting or use would contravene any restrictive covenant (including any exclusive use) granted to any other tenant of the Building or would contravene the provisions of Article 13 of this Lease. Sublessees or transferees of the Demised Premises for the balance of the Lease Term shall become directly liable to Landlord for all obligations of Tenant hereunder, without relieving Tenant (or any guarantor of Tenant's obligations hereunder) of any liability therefor, and Tenant shall remain obligated for all liability to Landlord arising under this Lease during the entire remaining Lease Term including any extensions thereof, whether or not authorized herein. If Tenant is a partnership, a withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning a controlling interest in the Tenant shall be deemed a voluntary assignment of this Lease and subject to the foregoing provisions. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or transfer of a controlling interest in the capital stock of Tenant, whether in a single transaction or in a series of transactions, shall be deemed a voluntary assignment of this Lease and subject to the foregoing provisions. Landlord may, as a prior condition to considering any request for consent to an assignment or sublease, require Tenant to obtain and submit current financial statements of any proposed subtenant or assignee and such other financial documentation relative to the proposed subtenant or assignee as Landlord may reasonably require. In the event Landlord consents to an assignment or sublease, Tenant shall pay to Landlord a fee to cover Landlord's accounting costs plus any legal fees actually incurred by Landlord as a result of the assignment or sublease (not to exceed $1,000.00). The consent of Landlord to any proposed assignment or sublease may be withheld by Landlord in its sole and absolute discretion.
Any consideration, in excess of the Rent and other charges and sums due and payable by Tenant under this Lease, paid to Tenant by any assignee of this Lease for its assignment, or by any sublessee under or in connection with its sublease, or otherwise paid to Tenant by another party for use and occupancy of the Demised Premises or any portion thereof (after deducting Tenant's reasonable costs associated therewith, including brokerage fees, attorneys' fees and remodeling costs), shall be promptly remitted by Tenant to Landlord as additional rent hereunder and Tenant shall have no right or claim thereto as against Landlord. No assignment of this Lease consented to by Landlord shall be effective unless and until Landlord shall receive an original assignment and assumption agreement, in form and substance satisfactory to Landlord, signed by Tenant and Tenant's proposed assignee, whereby the assignee assumes due performance of this Lease to be done and performed for the balance of the then remaining Lease Term of this Lease. No subletting of the Demised Premises, or any part thereof, shall be effective unless and until there shall have been delivered to Landlord an agreement, in form and substance satisfactory to Landlord, signed by Tenant and the proposed sublessee, whereby the sublessee acknowledges the right of Landlord to continue or terminate any sublease, in Landlord's sole discretion, upon termination of this Lease, and such sublessee agrees to recognize and attorn to Landlord in the event that Landlord elects under such circumstances to continue such sublease. Upon Landlord's receipt of a request by Tenant to assign this Lease or any interest herein or in the Demised Premises or to transfer or sublet the Demised Premises or any part thereof or permit the use of the Demised Premises by any party other than Tenant, Landlord shall exercise in writing one of the following options: (a) to terminate this Lease as to the portion of the Demised Premises proposed to be assigned or sublet;
(b) to consent to the proposed assignment or sublease, subject to the other terms and conditions set forth in this Article 21; or (c) to refuse to consent to the proposed assignment or sublease, which refusal shall be deemed to have been exercised unless Landlord gives Tenant written notice providing otherwise. Landlord agrees to respond to any such request within ten (10) days after receipt of such request, together with such information as may be reasonably necessary to enable Landlord to make an informed decision with respect to such request.

See Special Stipulation No. 5.

     22.  DESTRUCTION.

          (a) If the Demised Premises are damaged by fire or other casualty, the same shall be repaired or rebuilt as speedily as practical under the circumstances as the expense of Landlord, unless this Lease is terminated as provided in this Article 22, and during the period required for restoration, a just and proportionate part of Base Rental shall be abated until the Demised Premises are repaired or rebuilt.

          (b) If the Demised Premises are (i) damaged to such an extent that repairs cannot be completed within one hundred eighty (180) days after the date of the casualty, or (ii) damaged or destroyed as a result of a risk which is not insured under the insurance policies required hereunder, or
(iii) damaged or destroyed during the last eighteen (18) months of the Lease Term, or (iv) if the Building is damaged in whole or in part (whether or not the Demised Premises are damaged) to such an extent that the Building cannot, in Landlord's reasonable judgment, be operated economically as an integral unit, then and in any such event Landlord may at its option terminate this Lease by notice in writing to Tenant within sixty (60) days after the day of such occurrence. With respect to condition (iv) above, Landlord must terminate all other leases in the Building in order to terminate this Lease. If the Demised Premises are damaged to such an extent that repairs cannot reasonably be anticipated to be to be or are not completed within one hundred eighty (180) days after the date of the casualty or if the Demised Premises are substantially damaged during the last eighteen (18) months of the Lease Term, then in either such event Tenant may elect to terminate this Lease by notice in writing to Landlord given within forty-five (45) days after the date of such occurrence (or within thirty (30) days of the conclusion of such one hundred eighty (180) day period if the repairs are not completed within such period). Unless Landlord or Tenant elects to terminate this Lease as hereinabove provided, this Lease will remain in full force and effect and Landlord shall repair such damage at its expense to the extent required under subparagraph (c) below as expeditiously as possible under the circumstances.

          (c) If Landlord should elect or be obligated pursuant to subparagraph (a) above to repair or rebuild because of any damage or destruction, Landlord's obligation shall be limited to the original Building and any other work or improvements which were originally performed or installed at Landlord's expense as described in EXHIBIT "D" hereto or with the proceeds of the Tenant Improvement Allowance. If Landlord's mortgagee or the lessor under a ground or underlying lease shall require that any insurance proceeds from a casualty loss be paid to it, Landlord may terminate this Lease unless Tenant, within fifteen (15) days after demand therefor, deposits with Landlord a sum of money sufficient to pay the difference between the cost of repair and the proceeds of the insurance available to Landlord for such purpose.

          (d) In no event shall Landlord be liable for any loss or damage sustained by Tenant by reason of casualties mentioned hereinabove or any other accidental casualty.

          (e) In the event of a minor casualty (i.e., one which can be fully repaired in less than thirty (30) days), Landlord shall not be entitled to terminate this Lease and shall restore the Demised Premises in accordance with the provisions of this Article 22.

See Special Stipulation No. 37.

     23.  LANDLORD'S LIEN.  [INTENTIONALLY DELETED.]

     24. SERVICES BY LANDLORD. Landlord shall provide the Building Standard Services described on EXHIBIT "E" attached hereto and by this reference made a part hereof.

     25.  ATTORNEYS' FEES AND HOMESTEAD.  [INTENTIONALLY DELETED.]

See Special Stipulation No. 18.

     26. TIME. Time is of the essence of this Lease and whenever a certain day is stated for payment or performance of any obligation of Tenant or Landlord, the same enters into and becomes a part of the consideration hereof.

     27.  SUBORDINATION AND ATTORNMENT.

          (a) Tenant agrees that this Lease and all rights of Tenant hereunder are and shall be subject and subordinate to any ground or underlying lease which may now or hereafter be in effect regarding the Project or any component thereof, to any mortgage now or hereafter encumbering the Demised Premises or the Project or any component thereof, to all advances made or hereafter to be made upon the security of such mortgage, to all amendments, modifications, renewals, consolidations, extensions and restatements of such mortgage, and to any replacements and substitutions for such mortgage. The terms of this provision shall be self-operative and no further instrument of subordination shall be required. Tenant, however, upon request of any party in interest, shall execute promptly such instrument or certificates as may be reasonably required to carry out the intent hereof, whether said requirement is that of Landlord or any other party in interest, including, without limitation, any mortgagee.

          (b) If any mortgagee or lessee under a ground or underlying lease elects to have this Lease superior to its mortgage or lease and signifies its election in the instrument creating its lien or lease or by separate recorded instrument, then this Lease shall be superior to such mortgage or lease, as the case may be. The term "mortgage", as used in this Lease, includes any deed to secure debt, deed of trust or security deed and any other instrument creating a lien in connection with any other method of financing or refinancing. The term "mortgagee", as used in this Lease, refers to the holder(s) of the indebtedness secured by a mortgage.

          (c) In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage covering the Demised Premises or the Project, or in the event the interests of Landlord under this Lease shall be transferred by reason of deed in lieu of foreclosure or other legal proceedings, or in the event of termination of any lease under which Landlord may hold title, Tenant shall, at the option of the transferee or purchaser at foreclosure or under power of sale, or the lessor of the Landlord upon such lease termination, as the case may be (sometimes hereinafter called "such person"), attorn to such person and shall recognize and be bound and obligated hereunder to such person as the Landlord under this Lease; provided, however, that no such person shall be (i) bound by any payment of Rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease; (ii) bound by any amendment or modification of this Lease made without the express written consent of the mortgagee or lessor of the Landlord, as the case may be (provided that Tenant was notified in writing of such mortgagee or lessor of Landlord); (iii) obligated to cure any defaults under this Lease of any prior landlord (including Landlord);
(iv) liable for any act or omission of any prior landlord (including Landlord); (v) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or
(vi) bound by any warranty or representation of any prior landlord (including Landlord) relating to work performed by any prior landlord (including Landlord) under this Lease. Landlord's successor shall not be liable for the matters described in clauses (iii) through (vi) of the preceding sentence, provided Landlord shall remain liable to Tenant for the matters described therein. Tenant agrees to execute any attornment agreement reasonable in form and content and not in conflict herewith requested by Landlord, the mortgagee or such person. Tenant's obligation to attorn to such person shall survive the exercise of any such power of sale, foreclosure or other proceeding. Tenant agrees that the institution of any suit, action or other proceeding by any mortgagee to realize on Landlord's interest in the Demised Premises or the Building pursuant to the powers granted to a mortgagee under its mortgage, shall not, by operation of law or otherwise, result in the cancellation or termination of the obligations of Tenant hereunder. Landlord and Tenant agree that notwithstanding that this Lease is expressly subject and subordinate to any mortgages, any mortgagee, its successors and assigns, or other holder of a mortgage or of a note secured thereby, may sell the Demised Premises or the Building, in the manner provided in the mortgage and may, at the option of such mortgagee, its successors and assigns, or other holder of the mortgage or note secured thereby, make such sale of the Demised Premises or Building subject to this Lease.

See Special Stipulation No. 6.

     28. ESTOPPEL CERTIFICATES. Within twenty (20) days after written request therefor by Landlord, Tenant agrees to execute and deliver to Landlord in recordable form an estoppel certificate addressed to Landlord, any mortgagee or assignee of Landlord's interest in, or purchaser of, the Demised Premises or the Building or any part thereof, certifying (if such be the case) that this Lease is unmodified and is in full force and effect (and if there have been modifications, that the same is in full force and effect as modified and stating said modifications); that there are no defenses or offsets against the enforcement thereof to Tenant's knowledge or stating those claimed by Tenant; and stating the date to which Rent and other charges have been paid. Such certificate shall also include such other information concerning the Lease and Tenant's occupancy as may reasonably be required by such mortgagee, proposed mortgagee, assignee, purchaser or Landlord. Any such certificate may be relied upon by Landlord, any mortgagee, proposed mortgagee, assignee, purchaser and any other party to whom such certificate is addressed. Upon written request from Tenant, Landlord agrees to provide estoppel certificates to Tenant generally in the same manner as set forth herein above.

     29. NO ESTATE. This Lease shall create the relationship of landlord and tenant only between Landlord and Tenant and no estate shall pass out of Landlord. Tenant shall have only an usufruct, not subject to levy and sale and not assignable in whole or in part by Tenant except as herein provided.

     30. CUMULATIVE RIGHTS. All rights, powers and privileges conferred hereunder upon the parties hereto shall be cumulative to, but not restrictive of, or in lieu of those conferred by law.

     31. HOLDING OVER. If Tenant remains in possession after expiration or termination of the Lease Term with or without Landlord's written consent, Tenant shall become a tenant-at-sufferance, and there shall be no renewal of this Lease by operation of law. During the period of any such holding over, all provisions of this Lease shall be and remain in effect except that the monthly rental shall be one hundred fifty percent (150%) of Rent (including any adjustments as provided herein) payable for the last full calendar month of the Lease Term including renewals or extensions. The inclusion of the preceding sentence in this Lease shall not be construed as Landlord's consent for Tenant to hold over.

     32. SURRENDER OF PREMISES. Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Demised Premises and every part thereof and all alterations, additions and improvements thereto, broom clean and in good condition and state of repair, reasonable wear and tear and damage caused by casualty or condemnation excepted. Tenant shall remove all personalty and equipment not attached to the Demised Premises which it has placed upon the Demised Premises, and Tenant shall restore the Demised Premises to the condition immediately preceding the time of placement thereof. If Tenant shall fail or refuse to remove all of Tenant's effects, personalty and equipment from the Demised Premises upon the expiration or termination of this Lease for any cause whatsoever or upon Tenant being dispossessed by process of law or otherwise, such effects, personalty and equipment shall be deemed upon three (3) business days prior written notice to Tenant to be abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without written notice to Tenant or any other party and without obligation to account for them. Tenant shall pay Landlord on demand any and all reasonable expenses incurred by Landlord in the removal of such property, including, without limitation, the cost of repairing any damage to the Building or Project caused by the removal of such property and storage charges (if Landlord elects to store such property). The covenants and conditions of this Article 32 shall survive any expiration or termination of this Lease.

See Special Stipulation No. 39.

     33. NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been fully given, whether actually received or not, when delivered in person, or one (1) days after being deposited with an overnight commercial courier, or three (3) days after being deposited, postage prepaid, in the United States Mail, certified, return receipt requested, and addressed to Landlord or Tenant at their respective address set forth hereinabove or at such other address as either party shall have theretofore given to the other by notice as herein provided.

See Special Stipulation No. 33.

     34. DAMAGE OR THEFT OF PERSONAL PROPERTY. All personal property brought into the Demised Premises by Tenant, or Tenant's employees, agents, or business visitors, shall be at the risk of Tenant only, and Landlord shall not be liable for theft thereof or any damage thereto occasioned by any act of co-tenants, occupants, invitees or other users of the Building or any other person unless damage or theft is caused by Landlord's negligence or misconduct. Landlord shall not at any time be liable for damage to any personal property of Tenant, its employees, sublessees, or invitees in or upon the Demised Premises, which results from gas, smoke, water, rain, ice or snow which issues or leaks from or forms upon any part of the Building or from the pipes or plumbing work of the same, or from any other place whatsoever unless damage is caused by Landlord's negligence or misconduct.

     35.  EMINENT DOMAIN.

          (a) If all or part of the Project shall be taken for any public or quasi-public use by virtue of the exercise of the power of eminent domain or by private purchase in lieu thereof, this Lease shall terminate as to any part of the Demised Premises so taken as of the date of taking, and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease by written notice to the other within thirty (30) days after such date; provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Project taken shall be of such extent and nature as to materially impair Tenant's use of the balance of the Demised Premises (i.e. insufficient parking, lack of access, non-availability of essential services). If title to so much of the Project is taken that a reasonable amount of reconstruction thereof will not in Landlord's sole discretion result in the Building being a practical improvement and reasonably suitable for use for the purpose for which it is designed, then this Lease shall terminate on the date that the condemning authority actually takes possession of the part so condemned or purchased; provided, however, that as a condition to terminating this Lease, Landlord must also terminate all other leases in the Building. If a temporary taking has a material, adverse effect on the Demised Premises and will extend beyond one hundred eighty (180) days, then Tenant shall have the right to terminate this Lease by timely notice to Landlord. If any part of the Demised Premises is taken and Tenant elects not to terminate the Lease, rent will be reduced in proportion to the area of the Demised Premises so taken.

          (b)  If this Lease is terminated under the provisions of this
Article 35, Rent shall be apportioned and adjusted as of the date of termination. Tenant shall have no claim against Landlord or against the condemning authority for the value of any leasehold estate or for the value of the unexpired Lease Term provided that the foregoing shall not preclude any claim that Tenant may have against the condemning authority for the unamortized cost of leasehold improvements, to the extent the same were installed at Tenant's expense (and not with the proceeds of the Tenant Improvement Allowance), or for loss of business, moving expenses or other consequential damages, in accordance with subparagraph (d) below.

          (c) If there is a partial taking of the Project and this Lease is not thereupon terminated under the provisions of this Article 35, then this Lease shall remain in full force and effect, and Landlord shall, within a reasonable time thereafter, repair or reconstruct the remaining portion of the Project or Building to the extent necessary to make the same a complete architectural unit; provided, that in complying with its obligations hereunder, Landlord shall not be required to expend more than the net proceeds of the condemnation award which are paid to Landlord. Upon any such partial taking, Landlord shall have the right to reduce the figure described in Article 8(b)(y) hereof by an amount equal to the product of (x) the amount of tax savings arising from such partial taking, as determined by Landlord in its reasonable discretion, divided by the number of square feet of Rentable Floor Area of the Building, multiplied by (y) the number of square feet of Rentable Floor Area of the Demised Premises. Landlord shall give Tenant notice of such adjustment and a statement setting forth a reasonably detailed explanation of how the adjustment was calculated.

          (d) All compensation awarded or paid to Landlord upon a total or partial taking of the Demised Premises or the Project shall belong to and be the property of Landlord without any participation by Tenant. Nothing herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority for loss of business, for damage to, and cost of removal of, trade fixtures, furniture and other personal property belonging to Tenant, and for the unamortized cost of leasehold improvements to the extent the same were installed at Tenant's expense (and not with the proceeds of the Tenant Improvement Allowance); provided, however, that no such claim shall diminish or adversely affect Landlord's award.

          (e)  Notwithstanding anything to the contrary contained in this
Article 35, if, during the Lease Term, the use or occupancy of any part of the Project or the Demised Premises shall be taken or appropriated temporarily for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent payable hereunder by Tenant during the Lease Term. In the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the loss of use or occupancy of the Demised Premises during the Lease Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration and compensation for the loss of use or occupancy of the Demised Premises after the end of the Lease Term.

     36. PARTIES. The term "Landlord", as used in this Lease, shall include Landlord and its successors and assigns. It is hereby covenanted and agreed by Tenant that should Landlord's interest in the Demised Premises cease to exist for any reason during the Lease Term, then notwithstanding the happening of such event, this Lease nevertheless shall remain in full force and effect, and Tenant hereby agrees to attorn to the then owner of the Demised Premises. The term "Tenant" shall include Tenant and its heirs, legal representatives and successors, and shall also include Tenant's assignees, if this Lease shall be validly assigned for the balance of the Lease Term or any renewals or extensions thereof. In addition, Landlord and Tenant covenant and agree that Landlord's right to transfer or assign Landlord's interest in and to the Demised Premises, or any part or parts thereof, shall be unrestricted, and that in the event of any such transfer or assignment by Landlord which includes the Demised Premises, Landlord's obligations to Tenant hereunder shall cease and terminate, and Tenant shall look only and solely to Landlord's assignee or transferee for performance thereof, provided Landlord's successor assumes all of Landlord's liability hereunder.

     37.  [INTENTIONALLY DELETED.]

See Special Stipulation No. 17.

     38.  RELOCATION OF THE PREMISES. [INTENTIONALLY DELETED.]

     39. FORCE MAJEURE. In the event of strike, lockout, labor trouble, civil commotion, Act of God, or any other cause beyond a party's control (collectively "force majeure") resulting in Landlord's inability to supply the services or perform the other obligations required of Landlord hereunder, this Lease shall not terminate and Tenant's obligation to pay Rent and all other charges and sums due and payable by Tenant shall not be affected or excused and Landlord shall not be considered to be in default under this Lease. If, as a result of force majeure, Tenant is delayed in performing any of its obligations under this Lease, other than Tenant's obligation to take possession of the Demised Premises on or before the Rental Commencement Date and to pay Rent and all other charges and sums payable by Tenant hereunder, Tenant's performance shall be excused for a period equal to such delay and Tenant shall not during such period be considered to be in default under this Lease with respect to the obligation, performance of which has thus been delayed.

     40. LANDLORD'S LIABILITY. Landlord shall have no personal liability with respect to any of the provisions of this Lease. If Landlord is in default with respect to its obligations under this Lease, Tenant shall look solely to the interest of Landlord in and to the Building and the Land (including net rental income and net sales, insurance and condemnation proceeds) for satisfaction of Tenant's remedies, if any. It is expressly understood and agreed that Landlord's liability under the terms of this Lease shall in no event exceed the amount of its interest in and to said Land and Building. In no event shall any partner of Landlord nor any joint venturer in Landlord, nor any officer, director or shareholder of Landlord or any such partner or joint venturer of Landlord be personally liable with respect to any of the provisions of this Lease.

     41. LANDLORD'S COVENANT OF QUIET ENJOYMENT. Provided Tenant performs the terms, conditions and covenants of this Lease, and subject to the terms and provisions hereof, Landlord covenants and agrees that Tenant shall have the quiet and peaceful possession of the Demised Premises, for the Lease Term, without hindrance, claim or molestation by Landlord or any other person lawfully claiming under Landlord.

     42.  SECURITY DEPOSITS.

          (a) As security for Tenant's obligations to take possession of the Demised Premises in accordance with the terms of this Lease and to comply with all of Tenant's covenants, warranties and agreements hereunder, Tenant shall deposit with Landlord the sum set forth in Article 1(m)(i) above on the date Tenant executes and delivers this Lease to Landlord as prepaid rent.
Such amount shall be applied by Landlord, without interest, to the first monthly installment(s) of Base Rental as they become due hereunder. In the event Tenant fails to take possession of the Demised Premises as aforesaid, said sum shall be retained by Landlord for application in reduction, but not in satisfaction, of damages suffered by Landlord as a result of such breach by Tenant.

          (c) In the event of a sale or transfer of Landlord's interest in the Demised Premises or the Building or a lease by Landlord of the Building, Landlord shall have the right to transfer the within described security deposits to the purchaser or lessor, as the case may be, and Landlord shall be relieved of all liability to Tenant for the return of such security deposits. Tenant shall look solely to the new owner or lessor for the return of said security deposits. The security deposits shall not be mortgaged, assigned or encumbered by Tenant. In the event of a permitted assignment under this Lease by Tenant, the security deposits shall be held by Landlord as a deposit made by the permitted assignee and Landlord shall have no further liability with respect to the return of said security deposits to the original Tenant.

          (d) Neither Landlord nor its agents shall be required to keep the security deposits separate from their general accounts, it being agreed that the security deposits may be commingled with other funds of Landlord or of its agents. It is further agreed and acknowledged by Tenant that Landlord or its agents shall have the right to deposit the security deposits in an interest-bearing account, and all interest accrued on the security deposits shall belong to Landlord and will be retained by Landlord as its property.

     43. HAZARDOUS SUBSTANCES. Tenant hereby covenants and agrees that Tenant shall not bring or cause to be brought any "Hazardous Substances" (as hereinafter defined) or knowingly permit to be generated, placed, held, stored, used, located or disposed of at the Project or any part thereof, except for Hazardous Substances as are commonly and legally used or stored as a consequence of using the Demised Premises for general office and administrative purposes, but only so long as the quantities thereof do not pose a threat to public health or to the environment or would necessitate a "response action", as that term is defined in CERCLA (as hereinafter defined), and so long as Tenant strictly complies or causes compliance with all applicable governmental rules and regulations concerning the use or production of such Hazardous Substances, at the time such materials are placed in or on the Land, Building or the Demised Premises. For purposes of this Article 43, "Hazardous Substances" shall mean and include those elements or compounds which are contained in the list of Hazardous Substances adopted by the United States Environmental Protection Agency (EPA) or the list of toxic pollutants designated by Congress or the EPA which are defined as hazardous, toxic, pollutant, infectious or radioactive by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability (including, without limitation, strict liability) or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereinafter in effect (collectively "Environmental Laws"). Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any person, entity or governmental agency for, with respect to, or as a direct or indirect result of Tenant's breach of this paragraph 43 (including, without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act ["CERCLA"], any so-called federal, state or local "Superfund" or "Superlien" laws or any other Environmental Law); provided, however, that the foregoing indemnity is limited to matters arising solely from Tenant's violation of the covenant contained in this Article. The obligations of Tenant under this Article shall survive any expiration or termination of this Lease.

See Special Stipulation No. 16.

     44. SUBMISSION OF LEASE. The submission of this Lease for examination does not constitute an offer to lease and this Lease shall be effective only upon execution hereof by Landlord and Tenant.

     45. SEVERABILITY. If any clause or provision of the Lease is illegal, invalid or unenforceable under present or future laws, the remainder of this Lease shall not be affected thereby, and in lieu of each clause or provision of this Lease which is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as nearly identical to the said clause or provision as may be legal, valid and enforceable.

     46. ENTIRE AGREEMENT. This Lease contains the entire agreement of the parties and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant with any obligation of Tenant hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof. This Lease may not be altered, waived, amended or extended except by an instrument in writing signed by Landlord and Tenant. This Lease is not in recordable form, and Tenant agrees not to record or cause to be recorded this Lease or any short form or memorandum thereof.

     47. HEADINGS. The use of headings herein is solely for the convenience of indexing the various paragraphs hereof and shall in no event be considered in construing or interpreting any provision of this Lease.

     48. BROKER. Broker(s) [as defined in Article 1(n)] is(are) entitled to a leasing commission from Landlord by virtue of this Lease, which leasing commission shall be paid by Landlord to Broker(s) in accordance with the terms of a separate agreement between Landlord and Broker(s). Tenant represents and warrants to Landlord that [except with respect to any Broker(s) identified in Article 1(n) hereinabove, which has(have) acted as agent for Tenant (and not for Landlord) in this transaction] no broker, agent, commission salesperson, or other person has represented Tenant in the negotiations for and procurement of this Lease and that [except with respect to any Broker(s) identified in Article 1(n) hereinabove] no commissions, fees or compensation of any kind are due and payable in connection herewith to any broker, agent, commission salesperson or other person as a result of any act or agreement of Tenant. Tenant agrees to indemnify and hold Landlord harmless from all loss, liability, damage, claim, judgment, cost or expense (including reasonable attorneys' fees and court costs) suffered or incurred by Landlord as a result of a breach by Tenant of the representation and warranty contained in the immediately preceding sentence or as a result of Tenant's failure to pay commissions, fees or compensation due to any broker who represented Tenant, whether or not disclosed, or as a result of any claim for any fee, commission or similar compensation with respect to this Lease made by any broker, agent or finder [other than the Broker(s) identified in
Article 1(n) hereinabove] claiming to have dealt with Tenant with respect to the Lease, whether or not such claim is meritorious. The parties hereto do hereby acknowledge and agree that COMPASS Management and Leasing, Inc., a subsidiary of Equitable Real Estate Investment Management, Inc., has acted as agent for Landlord in this transaction and shall be paid a commission by Landlord in connection with this transaction pursuant to the terms of a separate written commission agreement. COMPASS Management and Leasing, Inc. has not acted as agent for Tenant in this transaction. Landlord hereby warrants and represents to Tenant that Landlord has not dealt with any broker, agent or finder other than COMPASS Management and Leasing, Inc. and Broker as defined in subparagraph 1(n) in connection with this Lease, and, Landlord hereby agrees to indemnify and hold Tenant harmless from and against any and all loss, damage, liability, claim, judgment, cost or expense (including, but not limited to, reasonable attorneys' fees and court costs) that may be incurred or suffered by Tenant because of any claim for any fee, commission or similar compensation with respect to this Lease made by any broker, agent or finder claiming to have represented Landlord.

     49. GOVERNING LAW. The laws of the State of Georgia shall govern the validity, performance and enforcement of this Lease.

     50. AUTHORITY. If Tenant executes this Lease as a corporation, Tenant does hereby represent and warrant that Tenant is a duly incorporated or a duly qualified (if a foreign corporation) corporation and is fully authorized and qualified to do business in the State in which the Demised Premises are located, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is an officer of the corporation and is authorized to sign on behalf of the corporation. If Tenant signs as a partnership, joint venture or sole proprietorship or other business entity (each being herein called "Entity"), each of the persons executing on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing Entity, that Tenant has full right and authority to enter into this Lease, that all persons executing this Lease on behalf of the Entity are authorized to do so on behalf of the Entity, and that such execution is fully binding upon the Entity and its partners, joint venturers or principal, as the case may be. Upon the request of Landlord, Tenant shall deliver to Landlord documentation satisfactory to Landlord evidencing Tenant's compliance with this Article, and Tenant agrees to promptly execute all necessary and reasonable applications or documents as reasonably requested by Landlord, required by the jurisdiction in which the Demised Premises is located, to permit the issuance of necessary permits and certificates for Tenant's use and occupancy of the Demised Premises.

     51. JOINT AND SEVERAL LIABILITY. If Tenant comprises more than one person, corporation, partnership or other entity, the liability hereunder of all such persons, corporations, partnerships or other entities shall be joint and several.

     52. SPECIAL STIPULATIONS. The special stipulations attached hereto as EXHIBIT "F" are hereby incorporated herein by this reference as though fully set forth (if none, so state). To the extent the special stipulations conflict with or are inconsistent with the foregoing provisions of this Lease or any exhibit to this Lease, the special stipulations shall control.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day, month and year first above written.


                              "LANDLORD": ZML-CENTRAL PARK, L.L.C., a Delaware Limited Liability Company
                              BY: EQUITY OFFICE HOLDINGS, L.L.C., as agent

Date executed by Landlord     By:   /s/ Arvid Povilaitis
                                 -------------------------------------------
11/6/95                              Arvid Povilaitis
-------------------           Title: Vice President
                                    ----------------------------------------

                              "TENANT":
                              ACTAMED CORP., a Georgia corporation

Date executed by Tenant       By:  /s/ Nancy J. Ham
10/2/95                          -------------------------------------------
-----------                   Title: Chief Financial Officer
                                    ----------------------------------------
                              Attest:
                                     ---------------------------------------
                              Title:
                                     ---------------------------------------

                                           [CORPORATE SEAL]


Exhibits Attached

Rules and Regulations
Exhibit "A"   - Legal Description of Building 7000
Exhibit "A-1" - Storage Space
Exhibit "B"   - Floor Plan
Exhibit "C"   - Supplemental Notice
Exhibit "D"   - Landlord's Construction
Exhibit "E"   - Building Standard Services
Exhibit "F"   - Special Stipulations
Exhibit "G"   - Janitorial Specifications

                                       ADDENDUM

     This Addendum is entered into as of the 6th day of November, 1995 by and between ZML-Central Park, L.L.C., a Delaware Limited Liability Company ("Landlord") by its agent Equity Office Holdings, L.L.C., a Delaware Limited Liability Company, and Actamed Corp., a Georgia Corporation ("Tenant").

                                     WITNESSETH:

WHEREAS, simultaneously with the execution of this Addendum, Landlord and Tenant have entered into that certain lease of even date herewith (the "Lease") for approximately 41,292 square feet of Rentable Floor Area on the 4th and 6th floors of the building located at 7000 Central Parkway, Atlanta, Georgia and commonly known as Central Park (the "Building"), all as more particularly described in the Lease; and

WHEREAS, Landlord and Tenant desire to modify certain terms and conditions of the Lease as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the sufficiency and receipt of which is acknowledge, Landlord and Tenant agree as follows:


     1. TERM. Article 3 of the Lease is hereby amended by adding the following language at the end thereof:

     "Notwithstanding anything herein to the contrary, if Landlord determines that it will be unable to substantially complete the Additional Space by sixty (60) days after the scheduled Rental Commencement Date for the Additional Space (the "Outside Completion Date"), Landlord shall have the right to provide Tenant with written notice (the "Outside Extension Notice") of such inability, which Outside Extension Notice shall set forth the date on which Landlord reasonably believes that it will be able to substantially complete the Additional Space. Upon receipt of the Outside Extension Notice, Tenant shall have the right to terminate this Lease by providing written notice of termination to Landlord within five (5) business days after the date of the Outside Extension Notice. In the event that Tenant does not terminate this Lease within such five (5) business day period, the Outside Completion Date shall automatically be amended to be the date set forth in Landlord"s Outside Extension Notice."

     2. RELOCATION OF PREMISES. Article 38 of the Lease is hereby amended by deleting the words "INTENTIONALLY DELETED" and adding the following in lieu thereof:

     "In the event that: (i) Tenant leases First Refusal Space (as defined in Exhibit F) on any floor of the Building other than the 4th and 6th floors; and (ii) such First Refusal Space, when combined with any other space already leased by Tenant on such floor, equals a total of less than 6,000 rentable square feet, then Landlord, at its expense, shall be entitled to cause Tenant to relocate from such First Refusal Space to space containing comparable improvements and approximately the same Rentable Area as the First Refusal Space (the "Relocation Space")

                                   SECOND AMENDMENT

     This Second Amendment (the "Amendment") is made and entered into as of the 22nd day of April 1996, by and between ZML-Central Park, L.L.C., a Delaware limited liability company "Landlord") by its agent, Equity Office Holdings, L.L.C., a Delaware limited liability company and ActaMed Corporation, a Georgia corporation ("Tenant").

                                      WITNESSETH

A. WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement dated the 4th day of November, 1995 as amended by that certain Addendum dated the 6th day of November, 1995, for approximately 41,292 rentable square feet of space described as Suite No(s). 400 and 600 on the fourth (4th) and sixth (6th) floor(s) of the building commonly known as 7000 Central Park and the address of which is 7000 Central Parkway, Atlanta, Georgia (the "Building"); and

B. WHEREAS, Tenant has requested that additional space consisting of 2,404 rentable square feet on the third (3rd) floor of the Building shown on Exhibit A hereto (the "Expansion Space") be added to the Premises and that the Lease be appropriately amended, and Landlord is willing to do the same on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

     I. EXPANSION AND EFFECTIVE DATE. Effective as of the Expansion Effective Date (as hereinafter defined), the Premises is increased from 41,292 rentable square feet on the fourth (4th) and sixth (6th) floor(s) to 43,696 rentable square feet on the third (3rd), fourth (4th) and sixth (6th) floor(s) by the addition of the Expansion Space. The lease term for the Expansion Space shall commence on the Expansion Effective Date and end at 5:00 p.m. on the last day following thirty-six (36) calendar months following the Expansion Effective Date (the "Expansion Space Termination Date"). The Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatement or other financial concession granted with respect to the Premises unless such concessions are expressly provided for herein with respect to the Expansion Space.

            A. The Expansion Effective Date shall be April 22, 1996 ("Expansion Effective Date").

     II.    MONTHLY BASE RENTAL.

     In addition to Tenants' obligation to pay Base Rental for the Premises, Tenant shall pay Landlord the sum of One Hundred Sixty-two Thousand Two Hundred Seventy and 00/100's Dollars ($165,539.40) as Base Rental for the Expansion Space in Thirty-six monthly installments as follows:

            A. Twelve equal installments of Four Thousand Five Hundred
            Seven and 50/100's Dollars ($4,507.50) each payable on or before the first day of each month during the period beginning April 22, 1996 and ending April 21, 1997.

            B. Twelve equal installments of Four Thousand Five Hundred Ninety-seven and 65/100's Dollars ($4,597.65) each payable on or before the first day of each month during the period beginning April 22, 1997 and ending April 21, 1998.

            C. Twelve equal installment of Four Thousand Six Hundred Eighty-nine and 80/100's Dollars ($4,689.80) each payable on or before the first day of each month during the period beginning April 22, 1998 and ending April 21, 1999.

     All such Base Rental shall be payable by Tenant in accordance with the terms of Article V of the Lease.

     III. TENANT'S PRO RATA SHARE. For the period commencing with the Expansion Effective Date and ending on the Expansion Space Termination Date unless terminated sooner as provided herein, Tenants Pro Rata Share for purposes of calculating Tenant's Additional Rental for the Expansion Space is Fifty-nine One Hundredths percent (.59%).

     IV. BASE YEAR, BASE AMOUNT, TAX BASE, AND EXPENSE BASE. For the period commencing with the Expansion Effective Date and ending on the Expansion Space Termination Date, the Base Year for the computation of Tenant's Pro Rata Share of Basic Costs applicable to the Expansion Space is 1996.

     V.     IMPROVEMENTS TO EXPANSION SPACE.

            A. ACCEPTANCE OF EXPANSION SPACE. Tenant has inspected the Expansion Space and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment.

            B. OCCUPANCY OF EXPANSION SPACE. Tenant shall have the right to take occupancy of the Expansion Space on April 22, 1996. Tenant may elect to perform improvements or have Landlord perform improvements to the Expansion Space thereafter.

            C. COST OF IMPROVEMENTS TO EXPANSION SPACE. Provided Tenant is not in default, Tenant shall be entitled to receive an improvement allowance (the "Expansion Improvement Allowance") in an amount not to exceed Nineteen Thousand Five Hundred Ninety-two and 60/100 Dollars ($19,592.60) to be applied toward the cost of performing initial construction, alteration or improvement of the Expansion Space, including but not limited to the cost of space planning, design and related architectural and engineering services and a five percent (5%) construction management fee if Tenant elects to have Landlord manage the construction of the Expansion Space. In the event the total cost of the initial improvements to the Expansion Space exceeds the Expansion Improvement Allowance, Tenant shall pay for such excess upon demand. Any unused Expansion Improvement Allowance may be used by Tenant for improvements in the original Premises within eight (8) months after the Expansion Effective Date or if not used within said eight (8) months, accrue to the sole benefit of Landlord. Landlord shall pay such Expansion Improvement Allowance directly to the contractors retained to perform the construction, design or related improvement work to the Expansion Space.

            D.  RESPONSIBILITY FOR IMPROVEMENTS TO EXPANSION SPACE.

                    (i) WORK PERFORMED BY OR ON BEHALF OF LANDLORD PURSUANT TO PLANS YET TO BE PREPARED.

                    If Tenant elects to have Landlord manage the construction of the Expansion Space, Landlord shall enter into a direct contract for the initial improvements to the Expansion Space with a general contractor selected by Landlord. Tenant shall devote such time in consultation with Landlord or Landlord's architect as may be required to provide all information Landlord deems necessary in order to enable Landlord to complete, and obtain Tenant's written approval of, the plans for the initial improvements to the Expansion Space in a timely manner. All plans for the initial improvements to the Expansion Space shall be subject to Landlord's consent, which consent shall not be unreasonably withheld. If the cost of such improvements exceeds the Expansion Improvement Allowance, then prior to commencing any construction of improvements to the Expansion Space, Landlord shall submit to Tenant a written estimate setting forth the anticipated cost, including but not limited to the cost of space planning, design and related architectural and engineering services, labor and materials, contractor's fees, and permit fees. Within a reasonable time thereafter, Tenant shall either notify Landlord in writing of its approval of the cost estimate or specify its objections thereto and any desired changes to the proposed improvements. In the event Tenant notifies Landlord of such objections and desired changes, Tenant shall work with Landlord to reach a mutually acceptable alternative cost estimate.

     VI. RIGHT TO TERMINATE. Provided Tenant is not in default under the Lease, as amended, Tenant shall have a one-time right to terminate the Lease with respect to the Expansion Space only as defined by this Second Amendment effective as of October 21, 1997 (the "Early Termination Date") subject to the following terms and conditions:

            A. Tenant shall notify Landlord in writing of its desire to terminate the Lease with respect to the Expansion space no less than six (6) months prior to the Early Termination Date.

            B. Tenant shall pay to Landlord no later than October 1, 1997 a termination fee equal to Thirty-five Thousand three Hundred Ninety-eight and 90/100 Dollars ($35,398.90) which is the (i) unamortized Expansion Improvement Allowance (at 13%), (ii) the difference between a Base Rental Rate of $22.50 and $25.00 for twelve (12) months and the difference between a Base Rental Rate of $22.95 and $25.00 for six (6) months and (iii) three (3) months rent at $25.00 per rentable square foot.

            C. Tenant shall vacate the Expansion Space effective October 21, 1997 and leave same in broom clean condition.

     VII.   MISCELLANEOUS.

            A. This Second Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

            B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

            C. In the case of any inconsistency between the provisions of the Lease and this Second Amendment, the provisions of this Amendment shall govern and control.

            D. Submission of this Second Amendment by Landlord is not an offer to enter into this Second Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Second Amendment until Landlord has executed and delivered the same to Tenant.

            E. The capitalized terms used in this Second Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Second Amendment.

            F. This Second Amendment shall be of no force and effect unless and until accepted by any guarantors of the Lease, who by signing below shall agree that their guarantee shall apply to the Lease as amended herein, unless such requirement is waived by Landlord in writing.

            G. Landlord and Tenant each warrant and represent to the other that CB Commercial Real Estate Services ("Broker") has represented Tenant in connection with the negotiations of the Second Amendment and that Equity Office Properties, L.L.C. ("Co-Broker"), collectively "Brokers", has represented Landlord, and it knows of no other real estate broker, agent or finder other than the Brokers who is entitled to any commission in connection with this Second Amendment. Landlord and Tenant each covenant and agree to defend, indemnify and hold the other harmless from and against any and all loss, liability, damage, claim, judgment, cost or expense (including, but not limited to, reasonable attorneys' fees and expenses and court costs) that may be incurred or suffered by the other because of any claim for any fee, commission or similar compensation with respect to the Second Amendment made by any broker, agent or finder claiming to have dealt with the indemnifying party whether or not such claim is meritorious. Landlord agrees to pay the commission due Brokers in connection with this Second Amendment pursuant to a separate written commission agreement. The parties hereby acknowledge CB Commercial Real Estate Services has represented Tenant and Equity Office Properties, L.L.C. has represented Landlord in this transaction.

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Second Amendment as of the day and year first above written.

WITNESSES; ATTESTATION                  LANDLORD:ZML-Central Park, L.L.C.,
                                        a  Delaware limited liability company

                                        BY: EQUITY OFFICE HOLDINGS, L.L.C.,
                                        a Delaware limited liability company as
                                        agent

                                        By:  /s/ Arvid A. Povilaitis
                                           --------------------------------
 /s/ Angel Rivera
----------------------------

Name (print):  Angel Rivera             Name:  /s/ Arvid A Povilaitis
              --------------                 ------------------------------

/s/ illegible
----------------------------
                                        Title: VP -- ASSET MANAGEMENT
                                              -----------------------------

Name (print): illegible
----------------------------
                                        Date:
                                             ------------------------------


                                        TENANT:  ActaMed Corporation,
                                        a Georgia corporation

/s/ Mary Lee Lockhart
----------------------------
                                        By: /s/ Nancy J. Ham
                                           --------------------------------
Name (print): Mary Lee Lockhart

/s/ Katherine B. Grissom                Its:  CFO
----------------------------                -------------------------------

Name (print): Katherine B. Grissom      Date: 4/22/96
             ---------------------           ------------------------------

                                      EXHIBIT A

     This Exhibit is attached to and made a part of the Third Amendment dated April 22nd, 1996, by and between ZML-Central Park, L.L.C., a Delaware limited liability company ("Landlord"), by its agent Equity Office Holdings, L.L.C., a Delaware limited liability company and ActaMed Corporation, a Georgia corporation ("Tenant") for space in the Building located at 7000 Central Parkway, Atlanta, Georgia.

     The Expansion Space shall consist of 2,404 rentable square feet located on the third (3rd) floor in the Building commonly known as 7000 Central Park in the approximate location outlined below.



                                        [MAP]

                                   THIRD AMENDMENT

     This Third Amendment (the "Amendment") is made and entered into as of the 9th day of February, 1998, by and between EOP-Central Park, L.L.C., a Delaware limited liability company ("Landlord"), and ActaMed Corporation, a Georgia corporation ("Tenant").

                                      WITNESSETH

A. WHEREAS, Landlord (f/k/a ZML-Central Park, L.L.C.) and Tenant are parties to that certain lease dated the 6th day of November, 1995, for space currently containing approximately 43,696 rentable square feet of space (the "Original Premises") described as Suite No(s). 370, 400, and 600 on the Third, Fourth, and Sixth floor(s) of the building commonly known as Central Park and the address of which is 7000 Central Parkway, Atlanta, GA 30328 (the "Building"), which lease has been previously amended or assigned by instrument(s) dated November 6, 1995 and April 22, 1996 (collectively, the "Lease"); and

B. WHEREAS, Tenant desires to surrender a portion of the Premises to Landlord containing approximately 2,404 rentable square feet on the Third floor(s) of the Building as shown on EXHIBIT A hereto (the "Reduction Space") and that the Lease be appropriately amended, and Landlord is willing to accept such surrender on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

     I. REDUCTION. Effective as of December 31, 1997 (the "Reduction Effective Date"), the Premises is decreased from 43,696 rentable square feet on the Third, Fourth and Sixth floor(s) to 41,292 rentable square feet on the Fourth and Sixth floor(s) by the elimination of the Reduction Space. As of the Reduction Effective Date, the Reduction Space shall be deemed surrendered by Tenant to Landlord, the Lease shall be deemed terminated with respect to the Reduction Space, and the "Premises", as defined in the Lease, shall be deemed to mean the Original Premises, less the Reduction Space. Tenant shall fully comply with all obligations under the Lease respecting the Reduction Space through the Reduction Effective Date, including those provisions relating to the condition of the Reduction Space and removal of Tenant's Property therefrom upon termination or expiration of the Lease. Landlord acknowledges that Tenant has surrendered the Reduction Space as of the Reduction Effective Date and Tenant will not be subject to any holdover provisions as defined in the Lease, as it relates to the Reduction Space. Landlord also acknowledges that the Reduction Space was returned to it in broom clean condition.

     II. MONTHLY BASE RENTAL. As of the Reduction Effective Date, the schedule of monthly installments of Base Rental contained in the Second Amendment is hereby deleted.

     III. TENANT'S PRO RATA SHARE. For the period commencing with the Reduction Effective Date, Tenant's Pro Rata Share as contained in the Second Amendment is hereby deleted.

     IV. REPRESENTATIONS. Each party represents to the other that it has full power and authority to execute this Amendment. Tenant represents that it has not made any assignment, sublease, transfer, conveyance of the Lease or any interest therein or in the Reduction Space other than those explicitly recited herein and further represents that there is not and will not hereafter be any claim, demand, obligation, liability, action or cause of action by any other party respecting, relating to or arising out of the Reduction Space, and Tenant agrees to indemnify and hold harmless Landlord and the Landlord Related Parties (as defined in the "Miscellaneous" Section below) from all liabilities, expenses, claims, demands, judgments, damages or costs arising from any of the same, including without limitation, attorneys' fees. Tenant acknowledges that Landlord will be relying on this Amendment in entering into leases for the Reduction Space with other parties.

     VII.   MISCELLANEOUS.

            A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment. This Amendment shall not be relied upon by any other party, individual, corporation, partnership or entity as a basis for reducing its lease obligations with Landlord. Tenant agrees that it shall not disclose any matters set forth in this Amendment or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm or entity without obtaining the express written consent of Landlord.

            B. Except as herein modified or amended, the provisions,
               conditions and terms of the Lease shall remain unchanged and in full force and effect.

            C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

            D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

            E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

            F. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "Landlord Related Parties") harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "Tenant Related Parties") harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

WITNESS/ATTEST:                         LANDLORD:

                                        EOP-CENTRAL PARK, L.L.C., A DELAWARE
                                        LIMITED LIABILITY COMPANY

                                        By:  EOP Operating Limited Partnership,
                                             a Delaware limited partnership, its
                                             managing member

                                             By Equity Office Properties Trust,
                                                a Maryland real estate
                                                investment trust, its managing
                                                general partner


                                             By:
-----------------------------------             --------------------------------

Name (print):                                Name:
             ----------------------               ------------------------------

                                             Title:
-----------------------------------                -----------------------------

Name (print):
             ----------------------


                                             TENANT: ACTAMED CORPORATION,
                                             a Georgia corporation


/s/ Katherine B. Grissom                     By: /s/ Lewis R. Belote
-----------------------------------             --------------------------------

                                             Name: Lewis R. Belote, II
                                                --------------------------------

Pat N. Daer
-----------------------------------
                                             Title: Senior VP & CFO
                                                   -----------------------------


                                          3